News Release
For Immediate Release

Contact:  Robert B. Crowl, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Fourth Quarter 2011 Results

VINELAND, NJ – January 30, 2012 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $1.5 million, or a loss of $0.02 per diluted share, for the fourth quarter ended December 31, 2011, compared to a net loss available to common shareholders of $28.2 million, or a loss of $0.67 per diluted share, for the fourth quarter ended December 31, 2010 which included a $25.1 million net loss on the sale of commercial real estate loans, and net income available to common shareholders of $2.7 million, or earnings of $0.03 per diluted share, for the third quarter ended September 30, 2011.

The following are key items and events that occurred during the fourth quarter:

●
Non-performing loans decreased $27.5 million to $107.7 million at December 31, 2011 as compared to $135.9 million at September 30, 2011. Non-performing assets declined by $28.1 million from the linked quarter to $112.7 million at December 31, 2011.

●
Net charge-offs equaled $20.4 million, of which $17.0 million were related to the charge-off of previously established specific reserves. Provision expense totaled $6.8 million and the allowance for loan losses equaled $41.7 million, a decrease of $13.6 million from the prior quarter.

●
Average loans for the fourth quarter totaled $2.34 billion, up $19.3 million or 0.8%, compared to the prior quarter. Average deposits were down $9.8 million versus the prior quarter. The net interest margin equaled 3.54% versus 3.61% in the prior quarter.

●	Non-interest income increased $1.0 million to $6.8 million primarily due to a bank-owned life insurance distribution of $765 thousand and gains of $280 thousand on the sale of investment securities.

●	Tangible equity to assets equaled 8.41% as compared to 8.21% in the third quarter. Total Risk-based Capital equaled 15.22%.

“2011 was a year of commitment to our customers and the revitalization of our company.  We rolled up our sleeves and achieved the goals we set out to: we added talent, strengthened the balance sheet, improved operating performance and grew commercial loan production year-over-year by 36%,” said Thomas X. Geisel, Sun's President and Chief Executive Officer.   “We ended the year with strong capital and reserves and are well positioned to continue our positive asset quality and operating trends.  We look forward to executing our corporate strategy in 2012 to serve our customers, create earnings and grow from the platform we established.”

For the full year ended December 31, 2011, the Company reported a net loss of $67.5 million, or $0.88 per diluted share, as compared to a net loss of $185.4 million, or $6.56 per diluted share, in 2010. Provision for loan losses totaled $74.3 million in 2011 versus $101.5 million in 2010. Non-interest expense equaled $110.2 million in 2011 versus $201.1 million in the prior year. Non-interest expense in 2010 included a goodwill impairment charge of $89.7 million. Total assets at December 31, 2011 equaled $3.18 billion as compared to $3.42 billion at December 31, 2010.

Discussion of Results:

Balance Sheet

● Total assets were $3.18 billion at December 31, 2011, as compared to $3.24 billion at September 30, 2011 and $3.42 billion at December 31, 2010.

● Gross loans held-for-investment were $2.29 billion at December 31, 2011, as compared to $2.31 billion at September 30, 2011 and $2.52 billion at December 31, 2010. Compared to the linked quarter, loans held-for-investment decreased by $15.3 million as the Company recorded net charge-offs of $20.4 million in the fourth quarter.

● Loans held-for-sale increased $2.3 million from the linked quarter to $23.2 million at December 31, 2011.

● Shareholders’ equity increased $1.0 million to $309.1 million at December 31, 2011 as compared to the linked quarter.

Net Interest Income and Margin

● On a tax equivalent basis, net interest income decreased $473 thousand over the linked quarter to $26.0 million. The average cost of interest-bearing liabilities decreased three basis points to 0.89%. The average yield on interest-earning assets decreased 10 basis points over the linked quarter from 4.33% to 4.23%. The net interest margin declined seven basis points to 3.54% from 3.61% for the linked quarter.  The margin increased 17 basis points from 3.37% for the comparable prior year quarter.

Non-Interest Income

● Non-interest income was $6.8 million for the quarter ended December 31, 2011, an increase of $1.0 million over the linked quarter of $5.8 million and $993 thousand million below the comparable prior year quarter income of $7.8 million. The increase over the linked quarter was primarily attributable to a bank-owned life insurance distribution of $765 thousand and gains on the sale of investment securities of $280 thousand.

Non-Interest Expense

● The Company incurred $27.2 million of non-interest expense in the fourth quarter of 2011, an increase of $253 thousand over the linked quarter and a decrease of $723 thousand from the comparable prior year quarter. Higher problem loan and occupancy expenses were partially offset by lower personnel and legal expenses.

Asset Quality

● The provision for loan losses for the fourth quarter was $6.8 million, as compared to $2.3 million in the linked quarter and $35.5 million in the comparable prior year quarter. The allowance for loan losses was $41.7 million at December 31, 2011, or 1.82% of gross loans held-for-investment, as compared to the allowance for loan losses to gross loans held-for-investment of 2.39% at September 30, 2011 and 3.24% at December 31, 2010.  Net charge-offs recorded in the current quarter were $20.4 million, or 0.87% of average loans, as compared to $5.8 million, or 0.25% of average loans for the linked quarter and $28.4 million, or 1.05% of average loans outstanding for the comparable prior year quarter. The prior year quarter included charge-offs of $21.7 million related to the sale of commercial real estate loans.

● Total non-performing assets were $112.7 million, or 4.86% of total gross loans held-for-investment, loans held-for-sale and real estate owned at December 31, 2011, as compared to $140.8 million, or 6.04% and $177.7 million, or 7.00%, respectively, at September 30, 2011 and December 31, 2010. Non-performing loans decreased $27.5 million over the linked quarter to $107.7 million at December 31, 2011 from $135.2 million at September 30, 2011.

Capital

● Stockholders’ equity totaled $309.1 million at December 31, 2011 compared to $308.1 million at September 30, 2011. The Company’s tangible equity to tangible assets ratio was 8.41% at December 31, 2011, as compared to 8.21% at September 30, 2011 and 6.51% at December 31, 2010.  At December 31, 2011, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 15.22%, 13.96%, and 11.09%, respectively.  At December 31, 2011, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.39%, 12.13%, and 9.64%, respectively.

The Company will hold its regularly scheduled conference call on Tuesday, January 31, 2012, at 11:00 a.m. (ET).  Participants may listen to the live web cast through the Sun Bancorp, Inc. web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.18 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service Commercial Bank serving customers through 65 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and non-operating income and expenses. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended December 31, 2011 and 2010 were $271 thousand and $382 thousand, respectively. The fully taxable equivalent adjustments for the twelve months ended December 31, 2011 and 2010 were $1.3 million and $1.8 million, respectively. The fully taxable equivalent adjustment for the three months ended September 30, 2011 was $292 thousand. Non-operating income (loss) is also a non-GAAP financial measure. Non-operating income (loss) includes impairment losses recognized on available for sale securities included in earnings. Non-operating loss for the three months ended March 31, 2011 and December 31, 2010 was $250 thousand and $379 thousand, respectively. There were no non-operating income items during the three months ended December 31, 2011, September 30, 2011 or June 30, 2011.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended	For the Twelve Months Ended
	December 31,	December 31,
	2011	2010	2011	2010
Profitability for the period:
Net interest income	$25,729	$27,273	$103,528	$110,962
Provision for loan losses	6,826	35,511	74,266	101,518
Non-interest income (loss)	6,804	7,797	13,468	15,512
Non-interest expense	27,226	27,949	110,225	201,052
Loss before income taxes	(1,519)	(28,390)	(67,495)	(176,096)
Net loss	(1,519)	(28,493)	(67,505	(185,418
Net loss available to common shareholders	$(1,519)	$(28,219)	$(67,505)	$(185,418)

Financial ratios:
Return on average assets(1)	(0.19)%	(3.14)%	(2.05)%	(5.19)%
Return on average equity(1)	(1.96)%	(37.88)%	(22.57)%	(56.82)%
Return on average tangible equity(1),(2)	(2.29)%	(45.43)%	(26.77)%	(80.23)%
Net interest margin(1)	3.54%	3.37%	3.50%	3.50%
Efficiency ratio	83.69%	78.67%	94.21%	158.68%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	83.69%	77.83%	94.01%	86.84%

Loss per common share:
Basic	$(0.02)	$(0.67)	$(0.88)	$(6.56)
Diluted	$(0.02)	$(0.67)	$(0.88)	$(6.56)

Average equity to average assets	9.62%	8.29%	9.10%	9.13%
	December 31,
	2011	2010
At period-end:
Total assets	$3,183,916	$3,417,546
Total deposits	2,667,977	2,940,460
Loans receivable, net of allowance for loan losses	2,249,455	2,439,633
Loans held-for-sale	23,192	13,824
Investments	532,715	493,493
Borrowings	31,269	33,417
Junior subordinated debentures	92,786	92,786
Shareholders’ equity	309,083	268,242

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	1.82%	3.24%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	4.86%	7.00%
Allowance for loan losses to non-performing loans held-for-investment	38.69%	47.02%

Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	15.22%	12.68%
Sun National Bank	13.39%	12.25%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.96%	11.41%
Sun National Bank	12.13%	10.98%
Leverage ratio:
Sun Bancorp, Inc.	11.09%	8.93%
Sun National Bank	9.64%	8.57%

Book value per common share	$3.61	$5.33
Tangible book value per common share	$3.08	$4.36
(1) Amounts for the three and twelve months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest income for the twelve months ended December 31, 2011 excludes net impairment losses on available for sale securities of $250 thousand. Non-interest income for the three and twelve months ended December 31, 2010 exclude a net impairment loss on available for sale securities of $379 thousand and $1.3 million, respectively. Non-interest expense for the twelve months ended December 31, 2010 excludes a goodwill impairment charge of $89.7 million.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	December 31, 2011	December 31, 2010
ASSETS
Cash and due from banks	$68,773	$36,522
Interest-earning bank balances	51,049	150,704
Cash and cash equivalents	119,822	187,226
Investment securities available for sale (amortized cost of $514,488 and $483,255 at December 31, 2011 and December 31, 2010, respectively)	515,545	472,864
Investment securities held to maturity (estimated fair value of $1,413 and $3,155 at December 31, 2011 and December 31, 2010, respectively)	1,344	3,039
Loans receivable (net of allowance for loan losses of $41,667 and $81,713 at December 31, 2011 and December 31, 2010, respectively)	2,249,455	2,439,633
Loans held-for-sale	23,192	13,824
Restricted equity investments	15,826	17,590
Bank properties and equipment, net	54,756	53,428
Real estate owned	5,020	3,913
Accrued interest receivable	8,912	10,004
Goodwill	38,188	38,188
Intangible assets	6,947	10,631
Deferred taxes, net	-	4,245
Bank owned life insurance (BOLI)	74,871	74,656
Other assets	70,038	88,305
Total assets	$3,183,916	$3,417,546

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,667,977	$2,940,460
Securities sold under agreements to repurchase – customers	5,668	6,307
Advances from the Federal Home Loan Bank of New York (FHLBNY)	2,733	3,999
Securities sold under agreements to repurchase – FHLBNY	15,000	15,000
Obligations under capital lease	7,868	8,111
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	432	-
Other liabilities	82,369	82,641
Total liabilities	2,874,833	3,149,304

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 200,000,000 shares authorized; 87,818,503 shares issued and 85,711,780 shares outstanding at December 31, 2011; 52,463,594 shares issued and 50,356,871 shares outstanding at December 31, 2010	87,825	52,464
Additional paid-in capital	504,508	438,335
Retained deficit	(257,520)	(190,015)
Accumulated other comprehensive income (loss)	625	(6,146)
Deferred compensation plan trust	(193)	(234)
Treasury stock at cost, 2,106,723 shares at December 31, 2011 and December 31, 2010	(26,162)	(26,162)
Total shareholders’ equity	309,083	268,242
Total liabilities and shareholders’ equity	$3,183,916	$3,417,546

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
INTEREST INCOME
Interest and fees on loans	$27,678	$31,415	$112,793	$129,391
Interest on taxable investment securities	2,421	2,991	10,507	11,993
Interest on non-taxable investment securities	503	710	2,487	3,344
Dividends on restricted equity investments	214	238	893	875
Total interest income	30,816	35,354	126,680	145,603
INTEREST EXPENSE
Interest on deposits	4,041	6,657	18,737	28,780
Interest on funds borrowed	351	392	1,418	1,744
Interest on junior subordinated debentures	695	1,032	2,997	4,117
Total interest expense	5,087	8,081	23,152	34,641
Net interest income	25,729	27,273	103,528	110,962
PROVISION FOR LOAN LOSSES	6,826	35,511	74,266	101,518
Net Interest income (loss) after provision for loan losses	18,903	(8,238)	29,262	9,444
NON-INTEREST INCOME
Service charges on deposit accounts	2,799	2,715	10,889	11,572
Other service charges	71	94	330	364
Gain on sale of loans	906	1,324	3,247	3,560
Impairment losses on available for sale securities	-	(379)	(250)	(1,329)
Gain on sale of AFS Securities	280	4,607	1,688	4,751
Investment products income	453	726	2,913	2,831
BOLI income	1,309	452	2,964	2,074
Derivative credit valuation adjustment	(214)	(2,705)	(12,538)	(12,214)
Other	1,200	963	4,225	3,903
Total non-interest income (loss)	6,804	7,797	13,468	15,512
NON-INTEREST EXPENSE
Salaries and employee benefits	13,011	12,920	52,501	55,219
Occupancy expense	3,643	3,043	13,373	12,508
Equipment expense	1,858	1,634	7,342	6,783
Amortization of intangible assets	921	921	3,685	3,685
Goodwill impairment	-	-	-	89,706
Data processing expense	1,118	1,133	4,352	4,359
Professional fees	412	1,220	3,271	2,724
Insurance expense	1,433	2,064	6,186	7,696
Advertising expense	664	390	2,946	2,335
Problem loan costs	1,866	1,923	8,342	5,162
Real estate owned expense, net	108	398	1,186	801
Office supplies expense	323	338	1,307	1,501
Other expense	1,869	1,965	5,734	8,573
Total non-interest expense	27,226	27,949	110,225	201,052
LOSS BEFORE INCOME TAXES	(1,519)	(28,390)	(67,495)	(176,096)
INCOME TAX EXPENSE	-	103	10	9,322
NET LOSS	(1,519)	(28,493)	(67,505)	(185,418)
Preferred stock dividends and discount accretion	-	(274)	-	-
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(1,519)	$(28,219)	$(67,505)	$(185,418)

Basic loss per share	$(0.02)	$(0.67)	$(0.88)	$(6.56)
Diluted loss per share	$(0.02)	$(0.67)	$(0.88)	$(6.56)
Weighted average shares – basic	85,587,878	42,119,553	76,653,990	28,258,953
Weighted average shares - diluted	85,587,878	42,119,553	76,653,990	28,258,953

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2011	2011	2011	2011	2010
	Q4	Q3	Q2	Q1	Q4
Balance sheet at quarter end:
Cash and cash equivalents	$119,822	$134,209	$192,645	$266,504	$187,226
Investment securities	532,715	557,380	478,814	470,546	493,493
Loans held-for-investment:
Commercial and industrial	1,878,026	1,899,231	1,905,628	1,862,903	2,103,492
Home equity	224,517	230,098	234,688	232,318	239,729
Second mortgage	41,470	45,030	47,920	50,388	53,912
Residential real estate	100,438	82,967	75,546	69,311	65,250
Other	46,671	49,077	52,825	55,402	58,963
Total gross loans held-for-investment	2,291,122	2,306,403	2,316,607	2,270,322	2,521,346
Allowance for loan losses	(41,667)	(55,227)	(58,328)	(58,498)	(81,713)
Net loans held-for-investment	2,249,455	2,251,176	2,258,279	2,211,824	2,439,633
Loans held-for-sale	23,192	20,868	20,514	115,473	13,824
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	6,947	7,868	8,789	9,710	10,631
Total assets	3,183,916	3,236,219	3,213,790	3,333,808	3,417,546
Total deposits	2,667,977	2,727,650	2,723,676	2,847,467	2,940,460
Securities sold under agreements to repurchase - customers	5,668	6,026	6,743	6,591	6,307
Advances from FHLBNY	2,733	3,054	3,372	3,687	3,999
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	7,868	7,930	7,991	8,051	8,111
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	309,083	308,055	298,819	286,739	268,242
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,910,635	$1,901,394	$1,936,621	$2,072,519	$2,184,212
Home equity	226,345	232,458	234,451	235,962	241,510
Second mortgage	44,600	47,844	50,257	53,402	57,310
Residential real estate	111,514	89,010	76,816	73,662	88,144
Other	46,248	49,361	52,831	55,847	57,522
Total gross loans	2,339,342	2,320,067	2,350,976	2,491,392	2,628,698
Securities and other interest-earning assets	602,485	616,679	643,808	639,092	658,013
Total interest-earning assets	2,941,827	2,936,746	2,994,784	3,130,484	3,286,711
Total assets	3,229,699	3,234,551	3,287,485	3,394,139	3,582,647
Non-interest-bearing demand deposits	536,558	528,505	491,235	481,605	509,093
Total deposits	2,706,772	2,716,542	2,774,767	2,904,448	3,032,594
Total interest-bearing liabilities	2,294,786	2,313,896	2,409,629	2,549,566	2,657,984
Total shareholders' equity	310,786	308,025	299,427	277,808	297,118
Capital and credit quality measures:
Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	15.22%	14.85%	14.51%	13.73%	12.68%
Sun National Bank	13.39%	13.07%	12.97%	12.65%	12.25%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.96%	13.59%	13.14%	12.11%	11.41%
Sun National Bank	12.13%	11.81%	11.71%	11.38%	10.98%
Leverage ratio:
Sun Bancorp, Inc.	11.09%	11.08%	10.47%	9.62%	8.93%
Sun National Bank	9.64%	9.64%	9.35%	9.05%	8.57%

Average equity to average assets	9.62%	9.52%	9.11%	8.18%	8.29%
Allowance for loan losses to total gross loans held-for-investment	1.82%	2.39%	2.52%	2.58%	3.24%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	4.86%	6.04%	6.13%	8.04%	7.00%
Allowance for loan losses to non-performing loans held-for-investment	38.69%	42.23%	45.25%	50.41%	47.02%

Other data:
Net charge-offs	(20,386)	(5,809)	(5,006)	(83,498)	(28,377)
Non-performing assets:
Non-accrual loans	$89,656	$107,665	$113,806	$113,959	$159,426
Non-accrual loans held-for-sale	-	5,186	11,296	71,771	-
Troubled debt restructurings, non-accrual	17,875	22,353	15,090	831	11,796
Loans past due 90 days and accruing	154	744	-	1,263	2,554
Real estate owned, net	5,020	4,893	3,306	4,439	3,913
Total non-performing assets	112,705	140,841	143,498	192,263	177,689
Troubled debt restructuring, performing	-	-	-	20,276	20,341
(1) Average balances include non-accrual loans and loans held-for-sale

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2011	2011	2011	2011	2010
	Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Tax-equivalent interest income	$31,087	$31,802	$32,673	$32,458	$35,736
Interest expense	5,087	5,329	5,813	6,923	8,081
Tax-equivalent net interest income	26,000	26,473	26,860	25,535	27,655
Tax-equivalent adjustment	271	292	368	409	382
Provision for loan losses	6,826	2,321	4,836	60,283	35,511
Non-interest income (loss) excluding net impairment losses on available for sale securities	6,804	5,770	4,993	(3,849)	8,176
Net impairment losses on available for sale securities	-	-	-	(250)	(379
Non-interest expense excluding amortization of intangible assets	26,305	26,051	27,323	26,861	27,028
Amortization of intangible assets	921	922	921	921	921
(Loss) income before income taxes	(1,519)	2,657	(1,595)	(67,038)	(28,390
Income tax (benefit) expense	-	(23)	4	29	103
Net (loss) income	(1,519)	2,680	(1,599)	(67,067)	(28,493
Net (loss) income available to common shareholders	$(1,519)	$2,680	$(1,599)	$(67,067)	$(28,219
Financial ratios:
Return on average assets (1)	(0.19)%	0.33%	(0.19)%	(7.90)%	(3.18)
Return on average equity (1)	(1.96)%	3.48%	(2.14)%	(96.57)%	(38.36)
Return on average tangible equity (1),(2)	(2.29)%	4.10%	(2.54)%	(116.91)%	(46.01)
Net interest margin (1)	3.54%	3.61%	3.59%	3.26%	3.37
Efficiency ratio	83.69%	84.42%	89.71%	132.13%	79.69
Efficiency ratio, excluding non-operating income and non-operating expense	83.69%	84.42%	89.71%	130.57%	78.84
Per share data:
Income (loss) per common share:
Basic	$(0.02)	$0.03	$(0.02)	$(1.25)	$(0.67
Diluted	$(0.02)	$0.03	$(0.02)	$(1.25)	$(0.67
Book value	$3.61	$3.60	$3.60	$3.62	$5.33
Tangible book value	$3.08	$3.06	$3.03	$3.02	$4.36
Average basic shares	85,587,878	84,429,644	82,585,859	53,575,346	42,119,553
Average diluted shares	85,587,878	84,538,449	82,585,859	53,575,346	42,119,553
Operating non-interest income (loss):
Service charges on deposit accounts	$2,799	2,838	$2,702	$2,550	$2,715
Other service charges	71	85	88	86	94
Gain on sale of loans	906	708	708	925	1,324
Net gain (loss) on sale of available for sale securities	280	-	2,421	(1,013)	4,606
Investment products income	453	562	1,010	888	728
BOLI income	1,309	549	560	546	452
Derivative credit valuation adjustment	(214)	(309)	(3,624)	(8,391)	(2,705
Other income	1,200	1,337	1,128	560	962
Total operating non-interest income (loss)	6,804	5,770	4,993	(3,849)	8,176
Non-operating loss(3):
Net impairment losses on available for sale securities recognized in earnings	-	-	-	(250)	(379
Total non-operating loss		-	-	(250)	(379
Total non-interest income (loss)	$6,804	5,770	$4,993	$(4,099)	$7,797
Operating non-interest expense:
Salaries and employee benefits	$13,011	$13,619	$12,885	$12,986	$12,920
Occupancy expense	3,643	3,021	3,305	3,404	3,043
Equipment expense	1,858	1,899	1,903	1,682	1,634
Data processing expense	1,118	1,058	1,111	1,065	1,133
Amortization of intangible assets	921	922	921	921	921
Insurance expense	1,433	1,479	1,261	2,013	2,064
Professional fees	412	879	1,215	765	1,220
Advertising expense	664	395	1,322	565	390
Problem loan costs	1,866	1,506	1,863	3,107	1,923
Real estate owned expense (income), net	108	448	635	(5)	398
Office supplies expense	323	315	324	345	338
Other expense	1,869	1,432	1,499	934	1,965
Total non-interest expense	27,226	26,973	28,244	27,782	27,949
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended December 31,
	2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,910,635	$22,542	4.72%	$2,184,212	25,654	4.70%
Home equity	226,345	2,348	4.15	241,510	2,744	4.54
Second mortgage	44,600	656	5.88	57,310	869	6.07
Residential real estate	111,514	1,338	4.80	88,144	1,179	5.35
Other	46,248	794	6.87	57,522	969	6.74
Total loans receivable	2,339,342	27,678	4.73	2,628,698	31,415	4.78
Investment securities(3)	548,355	3,375	2.46	491,588	4,216	3.43
Interest-earning bank balances	54,130	34	0.25	166,425	105	0.25
Total interest-earning assets	2,941,827	31,087	4.23	3,286,711	35,736	4.35
Non-interest earning assets:
Cash and due from banks	73,863			47,492
Bank properties and equipment, net	55,264			53,018
Goodwill and intangible assets, net	45,586			49,402
Other assets	113,159			146,024
Total non-interest-earning assets	287,872			295,936
Total assets	$3,229,699			$3,582,647

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,271,991	1,435	0.45%	1,387,423	2,581	0.74%
Savings deposits	265,115	285	0.43	281,401	510	0.72
Time deposits	633,108	2,321	1.47	854,677	3,566	1.67
Total interest-bearing deposit accounts	2,170,214	4,041	0.74	2,523,501	6,657	1.06
Short-term borrowings:
Federal funds purchased	141	-	-	-	-	-
Securities sold under agreements to repurchase - customers	5,906	1	0.07	14,457	8	0.22
Long-term borrowings:
FHLBNY advances (4)	17,842	219	4.91	19,102	246	5.15
Obligation under capital lease	7,897	131	6.64	8,138	138	6.78
Junior subordinated debentures	92,786	695	3.00	92,786	1,032	4.45
Total borrowings	124,572	1,046	3.36	134,483	1,424	4.24
Total interest-bearing liabilities	2,294,786	5,087	0.89	2,657,984	8,081	1.22
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	536,558			509,093
Other liabilities	87,569			118,452
Total non-interest bearing liabilities	624,127			627,545
Total liabilities	2,918,913			3,285,529
Shareholders' equity	310,786			297,118
Total liabilities and shareholders' equity	$3,229,699			$3,582,647

Net interest income		$26,000			$27,655
Interest rate spread (5)			3.34%			3.13%
Net interest margin (6)			3.54%			3.37%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.20%			123.65%
(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended December 31, 2011 and 2010 were $271 thousand and $382 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Twelve Months Ended December 31,
	2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,954,701	92,107	4.71%	$2,245,118	$105,210	4.69%
Home equity	232,278	9,774	4.21	251,599	11,714	4.66
Second mortgage	48,998	2,863	5.84	62,349	3,889	6.24
Residential real estate	87,858	4,547	5.18	79,547	4,415	5.55
Other	51,041	3,502	6.86	60,874	4,163	6.84
Total loans receivable	2,374,876	112,793	4.75	2,699,487	129,391	4.79
Investment securities (3)	505,006	14,940	2.96	452,365	17,846	3.95
Interest-earning bank balances	117,830	288	0.24	69,803	166	0.24
Total interest-earning assets	2,997,712	128,021	4.27	3,221,655	147,403	4.58
Non-interest earning assets:
Cash and due from banks	72,455			47,393
Bank properties and equipment, net	54,589			52,944
Goodwill and intangible assets, net	46,961			95,010
Other assets	114,158			150,558
Total non-interest-earning assets	288,163			345,905
Total assets	$3,285,875			$3,567,560

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,317,816	$7,024	0.53%	$1,312,871	$10,692	0.81%
Savings deposits	271,970	1,412	0.52	295,121	2,283	0.77
Time deposits	675,464	10,301	1.53	899,038	15,805	1.76
Total interest-bearing deposit accounts	2,265,250	18,737	0.83	2,507,030	28,780	1.15
Short-term borrowings:
Federal funds purchased	36	-	-	16,907	89	0.53
Securities sold under agreements to repurchase - customers	6,681	7	0.10	16,069	30	0.18
Long-term borrowings:
FHLBNY advances (4)	18,316	884	4.83	22,710	1,076	4.74
Obligations under capital lease	7,988	527	6.60	8.212	550	6.70
Junior subordinated debentures	92,786	2,997	3.23	92,786	4,117	4.44
Total borrowings	125,807	4,415	3.51	156,684	5,861	3.74
Total interest-bearing liabilities	2,391,057	23,152	0.97	2,663,714	34,641	1.30
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	509,678			481,757
Other liabilities	86,013			96,420
Total non-interest bearing liabilities	595,691			578,177
Total liabilities	2,986,748			3,241,891
Shareholders' equity	299,127			325,669
Total liabilities and shareholders' equity	$3,285,875			$3,567,560

Net interest income		$104,869			112,762
Interest rate spread (5)			3.30%			3.28%
Net interest margin (6)			3.50%			3.50%
Ratio of average interest-earning assets to average interest-bearing liabilities			125.37%			120.95%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the twelve months ended December 31, 2011 and 2010 were $1.3 million and $1.8 million, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	December 31, 2011			September 30, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,910,635	22,542	4.72%	1,901,394	$23,028	4.84%
Home equity	226,345	2,348	4.15	232,458	2,418	4.16
Second mortgage	44,600	656	5.88	47,844	698	5.84
Residential real estate	111,514	1,338	4.80	89,010	1,161	5.22
Other	46,248	794	6.87	49,361	844	6.84
Total loans receivable	2,339,342	27,678	4.73	2,320,067	28,149	4.85
Investment securities (3)	548,355	3,375	2.46	498,329	3,582	2.88
Interest-earning bank balances	54,130	34	0.25	118,350	71	0.24
Total interest-earning assets	2,941,827	31,087	4.23	2,936,746	31,802	4.33
Non-interest earning assets:
Cash and due from banks	73,863			72,744
Bank properties and equipment, net	55,264			55,461
Goodwill and intangible assets, net	45,586			46,511
Other assets	113,159			123,089
Total non-interest-earning assets	287,872			297,805
Total assets	$3,229,699			3,234,551

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,271,991	1,435	0.45%	1,286,426	$1,589	0.49%
Savings deposits	265,115	285	0.43	270,196	321	0.48
Time deposits	633,108	2,321	1.47	631,415	2,388	1.51
Total interest-bearing deposit accounts	2,170,214	4,041	0.74	2,188,037	4,298	0.79
Short-term borrowings:
Federal Funds Purchased	141	-	-	-	-	-
Securities sold under agreements to repurchase - customers	5,906	1	0.07	6,952	1	0.06
Long-term borrowings:
FHLBNY advances (4)	17,842	219	4.91	18,162	223	4.91
Obligations under capital lease	7,897	131	6.64	7,959	132	6.63
Junior subordinated debentures	92,786	695	3.00	92,786	675	2.91
Total borrowings	124,572	1,046	3.36	125,859	1,031	3.28
Total interest-bearing liabilities	2,294,786	5,087	0.89	2,313,896	5,329	0.92
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	536,558			528,505
Other liabilities	87,569			84,125
Total non-interest bearing liabilities	624,127			612,630
Total liabilities	2,918,913			2,926,526
Shareholders' equity	310,786			308,025
Total liabilities and shareholders' equity	$3,229,699			3,234,551

Net interest income		26,000			$26,473
Interest rate spread (5)			3.34%			3.41%
Net interest margin (6)			3.54%			3.61%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.20%			126.92%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended December 31, 2011 and September 30, 2011 were $271 thousand and $292 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.